UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2012

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2012, our Chief Financial Officer and director, Mr. Steven J. Hollinshead, resigned his position as our Chief Financial Officer and director of E-Waste Systems, Inc., E-Waste Systems (Ohio), Inc. and E-Waste Systems (UK), Ltd.  Mr. Hollinshead did not serve on any of the company’s committees.

There were no known disagreements between Mr. Hollinshead and the Company.

At a board meeting held on November 30, 2012, our CEO and director, Mr. Martin Nielson was appointed interim Chief Financial Officer.  In the same meeting, our Chairman and Director, Mr. Larry Magor, and Mr. Peter Munday, director, offered the resignation of their positions, both of which were accepted.  Mr. Magor and Mr. Munday both served on the Audit and Nomination Committees.

There were no known disagreements between either Mr. Magor or Mr.. Munday and the Company.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

None

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-WASTE SYSTEMS, INC.

Date: November 30, 2011	By:	/s/ MARTIN NIELSON
Martin Nielson Chief Executive Officer